Exhibit 99.7

XCHG Limited

XCharge Europe GmbH, Hamburg-Mitte

Grevenweg 24, 20537 Hamburg, Germany

+49 4057128593

No. 12 Shuang Yang Road, Da Xing District, Beijing

People’s Republic of China, 100023

010-57215988

February 1, 2024

VIA EDGAR

Division of Corporation Finance

Office of Manufacturing

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:	XCHG Limited
Registration Statement on Form F-1 (CIK No. 0001979887)
Representation under Item 8.A.4 of Form 20-F

Ladies and Gentlemen:

XCHG Limited is an exempted company incorporated under the laws of the Cayman Islands with limited liability (the “Company”). In connection with the proposed initial public offering of the Company’s ordinary shares to be represented by American depositary shares (the “Offering”), the Company is submitting this letter via EDGAR to the Securities and Exchange Commission (the “Commission”) in connection with the Company’s filing of the above-referenced registration statement on Form F-1 (the “Registration Statement”).

Item 8.A.4 of Form 20-F requires that in the case of a company’s initial public offering, the registration statement on Form F-1 shall contain audited financial statements as of a date not older than 12 months from the date of the filing.

The Company’s Registration Statement contained audited financial statements for the years ended December 31, 2021 and 2022, and the unaudited interim financials for the nine months ended September 30, 2022 and 2023, prepared in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”). The Company’s audited financial statements for the year ended December 31, 2023 will not be available until late April 2024.

In light of the above, the Company is submitting this letter pursuant to Instruction 2 to Item 8.A.4 of Form 20-F, which provides that “[a] company may comply with only the 15-month requirement in this item if the company is able to represent that it is not required to comply with the 12-month requirement in any other jurisdiction outside the United States and that complying with the 12-month requirement is impracticable or involves undue hardship.”

The Company hereby represents to the Commission that:

1. The Company is not required by any jurisdiction outside the United States to comply with a requirement to issue financial statements 12 months after the Company’s year end.

2. Compliance with Item 8.A.4 is impracticable and involves undue hardship for the Company.

3. The Company does not anticipate that its audited financial statements for the year ended December 31, 2023 will be available until late April 2024.

4. In no event will the Company seek effectiveness of the Registration Statement if its audited financial statements are older than 15 months at the time of the Offering.

The Company is submitting this letter as an exhibit to the Registration Statement pursuant to Instruction 2 to Item 8.A.4 of Form 20-F.

* * *

Very truly yours,

XCHG Limited

By:	/s/ Xiaoling Song
Name: Xiaoling Song
Title: Chief Financial Officer